As filed with the Securities and Exchange Commission on December 12, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vlad Coric, M.D.
Chief Executive Officer
Biohaven Pharmaceutical Holding Company Ltd.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano Brian F. Leaf Madison A. Jones Cooley LLP 11951 Freedom Drive Reston, VA 20190-5656 (703) 456-8000	Patrick O’Brien Robert Hatfield Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-228736)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, no par value	409,060 shares	$37.25	$15,237,485	$1,846.78
_______________

(1)
Represents only the number of shares being registered pursuant to this Registration Statement and includes an additional 53,355 shares that the underwriters have the option to purchase. The amount to be registered does not include the 3,450,000 shares that were previously registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-228736) (the "Earlier Registration Statement"), which included 450,000 shares that the underwriters have the option to purchase.

(2)
The registrant previously registered securities on the Earlier Registration Statement, which was declared effective by the Securities and Exchange Commission on December 12, 2018. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), an additional amount of securities having a proposed maximum aggregate offering price of $15,237,485 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(3)	Calculated pursuant to Rule 457(a) under the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common shares, no par value, of Biohaven Pharmaceutical Holding Company Ltd. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-228736) (the “Earlier Registration Statement”), which the Commission declared effective on December 12, 2018, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 409,060, including 53,355 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement.  The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Haven, State of Connecticut, on this 12th day of December, 2018.

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Vlad Coric
Vlad Coric
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Vlad Coric	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2018
Vlad Coric, M.D.

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 12, 2018
James Engelhart

*	Director	December 12, 2018
Declan Doogan, M.D.

*	Director	December 12, 2018
Gregory H. Bailey, M.D.

*	Director	December 12, 2018
Robert Repella

*	Director	December 12, 2018
John W. Childs

*	Director	December 12, 2018
Julia Gregory

*	Director	December 12, 2018
Eric Aguiar, M.D.

*By:	/s/ Vlad Coric
Vlad Coric, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Maples and Calder, British Virgin Islands counsel as to legality.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder, British Virgin Islands counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-228736), filed with the Commission on December 10, 2018 and incorporated herein by reference).